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                                                                  Exhibit 23.3



                                    CONSENT



     The undersigned, Michael E. Shanahan, has agreed to become a director of Tanning Technology Corporation (the "Company") upon completion of the Company's initial public offering, as described in the Registration Statement on Form S-1, File No. 333-78657, as amended (the "Registration Statement"). The undersigned hereby consents to being named as a director designee in the Registration Statement.


Dated:  July 15, 1999                   /s/ Michael E. Shanahan
                                        -----------------------
                                        Michael E. Shanahan